AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1998
                                            REGISTRATION STATEMENT NO. 333-45201


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                       SECURITIES AND EXCHANGE COMMISSION

                          -----------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                             THE VINCAM GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     FLORIDA                                   59-2452823
         (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                                2850 DOUGLAS ROAD
                           CORAL GABLES, FLORIDA 33134
                                 (305) 460-2350
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                ELIZABETH J. MARSTON, ESQ.                             COPIES OF ALL COMMUNICATIONS TO:
                    VICE PRESIDENT AND                                        IRA N. ROSNER, P.A.
                     GENERAL COUNSEL                                       STEEL HECTOR & DAVIS LLP
                  THE VINCAM GROUP, INC.                               200 S. BISCAYNE BLVD., SUITE 4000
                    2850 DOUGLAS ROAD                                      MIAMI, FLORIDA 33131-2398
               CORAL GABLES, FLORIDA 33134                                      (305) 577-2919
                      (305) 460-2350
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   -----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times after the effective date of this Registration Statement as the Selling Shareholders shall determine.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] _____

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] _____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
          TITLE OF EACH CLASS              AMOUNT TO BE       OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
    OF SECURITIES TO BE REGISTERED          REGISTERED           PER SHARE*              PRICE*               FEE*


Common Stock, $.001 par value               1,281,973            $24.50                 $31,408,338.50      $9,265.46(1)
--------------------------------------- ------------------ ---------------------  --------------------- ---------------

         * Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The registration fee has been calculated based upon the average of the high and low prices of the Company's Common Stock as reported by the Nasdaq National Market on January 21, 1998, which was $24.50.
         (1) Previously paid.

                                ----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

P R O S P E C T U S

                             THE VINCAM GROUP, INC.
                       1,281,973 SHARES OF COMMON STOCK
                            PAR VALUE $.001 PER SHARE

         This Prospectus relates to up to 1,281,973 shares of common stock (the "Offered Shares") of The Vincam Group, Inc., a Florida corporation ("Vincam" or the "Company"), which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). Vincam will not receive any of the proceeds from the sale of the Offered Shares. Vincam will bear the costs relating to the registration of the Offered Shares, estimated to be approximately $37,618. All share numbers contained in this Prospectus have been adjusted to reflect the three-for-two stock split effected by way of a stock dividend, which was declared by the Company on November 6, 1997 and payable on December 10, 1997 to shareholders of record on November 21, 1997.

         The Offered Shares are being registered as a result of (a) a January 1997 transaction pursuant to which Vincam acquired Staff Administrators, Inc., a Colorado corporation, and its subsidiaries (the "SAI Acquisition") for aggregate consideration of 780,000 shares of common stock, par value $.001, of the Company (the "Common Stock"), (b) a December 1997 transaction pursuant to which
Vincam acquired Staffing Network, Inc., a New Hampshire corporation (the "SNI Acquisition") for aggregate consideration of 1,800,000 shares of Common Stock and (c) certain "piggy-back" registration rights previously granted to Carlos A. Saladrigas, the Saladrigas Family Limited Partnership and Jose M. Sanchez (the "Principal Selling Shareholders"). Vincam agreed to register for resale (i) the shares issued in connection with the SAI Acquisition in four installments, of which the shares being offered hereunder by the SAI Selling Shareholders (as defined herein) represent the second installment and (ii) the shares issued in connection with the SNI Acquisition in three installments, of which the shares being offered hereunder by the SNI Selling Shareholders (as defined herein) represent the first installment.

         Vincam has been advised by each Selling Shareholder that such Selling Shareholder expects to offer the Offered Shares to or through brokers and dealers and underwriters to be selected by the Selling Shareholder from time to time. In addition, the Offered Shares may be offered for sale through the Nasdaq Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Shareholders may pledge all or a portion of the Offered Shares owned as collateral for margin accounts or in loan transactions, and the Offered Shares may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Shareholders, the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholders under this Prospectus. The Selling Shareholders also may enter into exchange traded listed option transactions which require the delivery of the Offered Shares listed hereunder. The Selling Shareholders may also transfer Offered Shares owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholders under this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution." Finally, the Selling Shareholders and any brokers and dealers through whom sales of the Offered Shares are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. See "Risk Factors -- Possible Lack of Financial Resources of Selling Shareholders."


         The Common Stock is traded on the Nasdaq National Market under the symbol VCAM. The average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on March 4, 1998 was approximately $26.44 per share.


         SEE "RISK FACTORS" STARTING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE OFFERED SHARES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         All of the securities to be registered hereby are to be offered for the accounts of the Selling Shareholders.

                THE DATE OF THIS PROSPECTUS IS ___________, 1998.

                              AVAILABLE INFORMATION

         Vincam is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act") and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by Vincam are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Vincam, that file electronically with the Commission. The Company's Common Stock is traded as a "National Market Security" on the Nasdaq National Market. Material filed by Vincam can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by Vincam with the Commission are incorporated by reference in this Prospectus:

         1. Vincam's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-28148).

         2. Vincam's Current Report on Form 8-K dated August 23, 1996 (Commission File No. 0-28148).

         3. Vincam's Amendment No. 1 to its Current Report on Form 8-K dated August 23, 1996 (Commission File No. 0-28148).

         4. Vincam's Current Report on Form 8-K dated December 10, 1996 (Commission File No. 0-28148).

         5. Vincam's Current Report on Form 8-K dated January 7, 1997 (Commission File No. 0-28148).

         6. Vincam's Amendment No. 1 to its Current Report on Form 8-K dated January 7, 1997 (Commission File No. 0-28148).

         7. Vincam's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (Commission File No. 0-28148).

         8.       Vincam's Proxy Statement dated April 14, 1997.

         9. Vincam's Current Report on Form 8-K dated May 8, 1997 (Commission File No. 0-28148).

         10. Vincam's Amendment No. 1 to its Current Report on Form 8-K dated May 8, 1997 (Commission File No. 0-28148).

         11. Vincam's Current Report on Form 8-K dated June 17, 1997 (Commission File No. 0-28148).

         12. Vincam's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (Commission File No. 0-28148).

         13. Vincam's Current Report on Form 8-K dated June 30, 1997 (Commission File No. 0-28148).

         14. Vincam's Amendment No. 1 to its Current Report on Form 8-K dated June 30, 1997 (Commission File No. 0-28148).

         15. Vincam's Amendment No. 2 to its Current Report on Form 8-K dated June 30, 1997 (Commission File No. 0-28148).

         16. Vincam's Amendment No. 3 to its Current Report on Form 8-K dated June 30, 1997 (Commission File No. 0-28148).

         17. Vincam's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 (Commission File No. 0-28148).

         18. Vincam's Current Report on Form 8-K dated October 26, 1997 (Commission File No. 0-28148).

         19. Vincam's Current Report on Form 8-K dated November 5, 1997 (Commission File No. 0- 28148).

         20. Vincam's Current Report on Form 8-K dated November 7, 1997 (Commission File No. 0- 28148).

         21. Vincam's Current Report on Form 8-K dated November 21, 1997 (Commission File No. 0- 28148).

         22. Vincam's Current Report on Form 8-K dated December 1, 1997 (Commission File No. 0-28148).

         23. Vincam's Amendment No. 1 to its Current Report on Form 8-K dated December 1, 1997

         24. Vincam's Current Report on Form 8-K dated December 9, 1997 (Commission File No. 0-28148).

         25. The description of the Common Stock of Vincam which is contained in the Registration Statement of Vincam filed on Form 8-A, dated April 4, 1996 (Commission File No. 0-28148).

         All documents filed by Vincam pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act subsequent to the date of the initial Registration Statement of which this Prospectus is a part and prior to the effectiveness of the Registration Statement shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. All documents filed by Vincam pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act subsequent to the effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering of the Offered Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. A statement contained herein, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in a prospectus supplement or in any subsequently filed document which is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Vincam hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to The Vincam Group, Inc., Investor Relations Department, 2850 Douglas Road, Coral Gables, Florida 33134; telephone number (305) 460-2350.

         This Prospectus constitutes a part of a Registration Statement which Vincam has filed with the Commission under the 1933 Act with respect to the Offered Shares. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to Vincam and the securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                   THE COMPANY


         Vincam, one of the largest professional employer organizations ("PEO") in the industry, provides small and medium-sized businesses with an outsourcing solution to the complexities and costs related to employment and human resources. The Company's continuum of integrated employment-related services consists of human resource administration, employment regulatory compliance management, workers' compensation coverage, health care and other employee benefits. The Company establishes a co-employer relationship with its clients and contractually assumes substantial employer responsibilities with respect to worksite employees. The Company believes its services assist business owners in:
(i) managing costs associated with workers' compensation, health insurance coverage, workplace safety programs, and employee-related litigation, (ii) providing employees with competitive health care and related benefits that are more characteristic of large employers, and (iii) reducing the time and effort required by business owners and executives to deal with the increasingly complex legal and regulatory environment affecting employment. As of December 31, 1997, the Company provided professional employer services to approximately 1,900 client organizations with over 40,600 worksite employees, primarily in Florida, Georgia, Colorado, Michigan and New England. Vincam was incorporated in Florida in September 1984 as "Human Power Resources, Inc.," and changed its name to "The Vincam Group, Inc." in 1989. The Company's corporate headquarters are located at 2850 Douglas Road, Coral Gables, Florida 33134, and its telephone number is
(305) 460-2350.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein or in documents incorporated herein by reference. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions, and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the factors discussed throughout this Prospectus, and particularly the risk factors set forth herein under "Risk Factors." Among the key factors that have a direct bearing on the Company's results of operations and the PEO industry in which it operates are the effects of various governmental regulations, the fluctuation of the Company's direct costs and the effectiveness of the Company's acquisition strategy. These and other factors are discussed below under "Risk Factors."

         The Company cautions that the risk factors described herein could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company and that investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                  RISK FACTORS


         SET FORTH BELOW IS A DISCUSSION ADDRESSING THE MATERIAL RISK FACTORS RELATING TO AN INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION PROVIDED ELSEWHERE IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE OFFERED SHARES.


POTENTIAL FOR UNFAVORABLE INTERPRETATION OF GOVERNMENT REGULATIONS

         The Company's operations are affected by numerous federal, state and local laws relating to labor, tax, insurance and employment matters and the provision of managed care services. By contracting with client companies to form an employment relationship with employees who work at client company locations ("worksite employees"), the Company assumes certain obligations and responsibilities of an employer under these laws. Many of the laws related to the employment relationship were enacted prior to the development of alternative employment arrangements, such as those provided by PEOs and other staffing businesses. These laws do not specifically address the obligations and responsibilities of non-traditional employers. Interpretive issues concerning such relationships have arisen and remain unsettled. Uncertainties arising under the Internal Revenue Code of 1986, as amended (the "Code"), include, but are not limited to, the qualified tax status and favorable tax status of certain benefit plans provided by the Company and other alternative employers. The unfavorable resolution of these unsettled issues could have a material adverse effect on the Company's results of operations, financial condition and liquidity.

         In addition, there can be no assurance that existing laws and regulations which are not currently applicable to the Company will not be interpreted more broadly in the future so as to apply to the Company's existing activities or that new laws and regulations will not be enacted with respect to the Company's activities, either of which could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity.




FAILURE TO MANAGE INTERNAL GROWTH OR TO INTEGRATE ACQUISITIONS


         The Company has experienced significant internal growth and growth through acquisitions. The Company intends to continue to pursue an acquisition strategy. The Company's growth may place a significant strain on the Company's management, financial, operating and technical resources. In addition, acquisitions may result in potentially dilutive issuances of equity securities, significant transaction expenses, increased interest and amortization expense, increased depreciation expense and decreased operating income, any of which could have a material adverse effect on the Company's operating results. Acquisitions also involve other risks, including increases in costs due to competition for acquisition targets, difficulties in integrating the acquired operations, diversion of management resources and the risks associated with entry into new markets. Although the Company has acquired five PEOs since July 1996, there can be no assurance that other suitable acquisition candidates will be found in the future, that the Company will have or be able to obtain the necessary financing to consummate acquisitions, that acquisitions can be consummated on favorable terms or that any acquired companies can be successfully integrated into the Company's operations. There can be no assurance that the management skills, personnel, information systems and other resources and systems currently in place will be adequate to implement the Company's acquisition strategy or to accommodate the Company's internal growth. The failure to manage growth effectively or to implement its strategy could have a material adverse effect on the Company's results of operations, financial condition and liquidity.

NEED FOR LICENSES AND CERTIFICATIONS

         The managed health care industry is subject to extensive state and federal regulation. Certain of the Company's arrangements with respect to the provision of specialty managed care services or the establishment of health care provider networks require the Company to satisfy operating, licensing or certification requirements, and further expansion of the range of specialty managed care services offered by the Company is likely to subject the Company to additional licensing and regulatory requirements. There can be no assurance that the Company will be able to obtain or maintain all required licenses or certifications. The failure to obtain or maintain any required licenses or certifications could have a material adverse effect on the Company's results of operations, financial condition and liquidity.

UNCERTAINTY OF IMPACT OF HEALTH CARE OR WORKERS' COMPENSATION REFORM

         Regulation in the health care and workers' compensation fields continues to evolve, and the Company is unable to predict what additional government regulations, if any, affecting its business may be adopted in the future. In addition, health care reform and/or specific changes in laws or regulations may impact demand for the Company's services, require the Company to develop new or modified services to meet the demands of the marketplace or modify the fees that the Company may charge for its services. For example, Colorado has enacted health care insurance legislation which may reduce certain cost advantages that the Company can offer to small business clients in that state. Similar legislation is being considered in at least one other state. Although the Company is not in a position to determine the full cost of compliance with Colorado's small business health care legislation, the Company anticipates that such costs will be significant and that such legislation will adversely affect the Company's ability to attract and retain clients in Colorado. The Company is not, however, currently in a position to make any further determination regarding, or to quantity, the impact of such legislation or whether it will ultimately be material to the Company's results of operations.

RISKS ASSOCIATED WITH EXPANSION INTO ADDITIONAL STATES


         The Company operates primarily in Florida, Colorado, Michigan, Georgia, and New Hampshire, with operations in such states accounting for approximately 47%, 9%, 21%, 9%, and 12%, respectively, of the Company's revenues for the year ended December 31, 1997. Future growth of the Company's operations depends, in part, on its ability to offer its services to prospective clients in additional states. In order to operate effectively in a new state, the Company must obtain all necessary regulatory approvals, achieve acceptance in the local market, adapt its procedures to that state's regulatory requirements and local market conditions and establish internal controls that enable it to conduct operations in several locations. While many states do not explicitly regulate PEOs, approximately one-third of the states (including Florida and New Hampshire where the Company conducts business) have laws with respect to licensing or registration requirements for PEOs. Several additional states (including Georgia and Michigan, where the Company conducts business) have considered such regulation. Such laws vary from state to state but generally provide for monitoring the fiscal responsibility of PEOs and specify the employer responsibilities assumed by PEOs. Although the Company believes that it is in material compliance with the licensing and registration requirements of those jurisdictions which currently impose such requirements, there can be no assurance that the Company will be able to comply with any new or additional regulations which may be imposed upon it in the future. The length of time required to obtain regulatory approval to begin operations varies from state to state. There can be no assurance that the Company will be able to satisfy licensing requirements or other applicable regulations of any particular state in which it is not currently operating, that it will be able to provide the full range of services currently offered in Florida in another state, or that it will be able to operate profitably within the regulatory environment of any state in which it does obtain regulatory approval. The absence of required licenses would require the Company to restrict the services it offers. Moreover, as the Company expands into additional states, there can be no assurance that the Company will be able to duplicate in other markets the revenue growth and operating results experienced in its Florida market.


GEOGRAPHIC MARKET CONCENTRATION


         The Company's South Florida market (Dade, Broward and Palm Beach counties) accounted for approximately 47% of the Company's revenues for the nine months ended December 31, 1997. For the foreseeable future, a significant portion of the Company's revenues will be subject to economic conditions prevailing in South Florida. Economic conditions in South Florida may be affected by the strength of Latin American economies and trade and the effects of natural disasters, such as hurricanes and tornadoes.

ADEQUACY OF RESERVES

         The Company participates in a fully insured health insurance plan in most states, a minimum premium health insurance plan in Florida and a self-insured health insurance program in other states, with third party insurers providing insurance to the extent claims under such minimum premium and self-insured health insurance plans exceed certain levels ("stop loss coverage"). This results in the Company's payment of a portion of the medical claims of its worksite employees. To the extent that the Company is not successful in managing the severity and frequency of medical claims, the costs incurred by the Company will increase and may have a material adverse effect on the Company's financial condition, results of operations and liquidity. In addition, to the extent an insurer delays or denies the payment of a claim for stop loss coverage, or the amount of stop loss coverage proves to be inadequate, the Company's financial condition, results of operations and liquidity could be materially adversely affected. The Company maintains reserves for medical and behavioral health claims based on periodic reviews of open claims, past claims experience and other factors deemed relevant by management. While the Company believes such reserves are adequate, the Company cannot predict with certainty the ultimate liability associated with open claims, and past claims experience may not be indicative of future results. Accordingly, if estimated reserve amounts prove to be less than the ultimate liability with respect to these claims, the Company's financial condition, results of operations and liquidity could be materially adversely affected.

INCREASES IN HEALTH CARE AND WORKERS' COMPENSATION INSURANCE COSTS

         Health care costs and insurance premiums are significant to the Company's operating results. Accordingly, the Company uses managed care procedures in an attempt to control health care costs and the cost of insurance premiums. Health care reform has recently been the subject of debate at both the federal and state government levels. Laws and regulations relating to health care are subject to change by action of the U.S. Congress, various state legislatures or both. If such reforms result in an increase in the Company's health care costs, the Company's ability to incorporate such increases into service fees to clients may be constrained by contractual arrangements with clients, which may cause delays before such increases can be reflected in service fees. As a result, any such increases in health care costs could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

         The cost of workers' compensation insurance coverage is significant to the Company's operating results. Accordingly, the Company uses extensive managed care procedures in an attempt to control workers' compensation costs and related insurance premiums. Increases in workers' compensation costs and related insurance premiums could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

         Historically, the Company's quarterly operating results have fluctuated significantly as a result of a number of factors, including the timing of new contracts and terminations of existing contracts, the effect of employment tax limits and delivery of health care services, none of which can be predicted with any degree of certainty.

DEPENDENCE UPON KEY PERSONNEL


         The Company is dependent to a substantial extent upon the continuing efforts and abilities of certain key management personnel, including Carlos A. Saladrigas (the Company's Chairman and Chief Executive Officer) and Jose M. Sanchez (the Company's Vice Chairman and Area President--South Florida). The Company does not have employment agreements with any of its executive officers. The loss of services of certain of the Company's executive officers could have a material adverse effect upon the Company's financial condition, results of operations and liquidity.

FINANCIAL CONDITION OF CLIENTS

         The Company is obligated to pay the wages and salaries of its worksite employees regardless of whether the Company's clients pay the Company on a timely basis or at all. To the extent that any client experiences financial difficulty, or is otherwise unable to meet its obligations as they become due, the Company's financial condition, results of operations and liquidity could be materially adversely affected.

SHORT TERM NATURE OF PEO SERVICES AGREEMENTS

         The Company's standard PEO services agreement provides for an initial one-year term, subject to termination by the Company or the client at any time during the first year upon 30 days' prior written notice. Thereafter, the contract may be terminated upon 30 days' written notice given prior to the expiration of the renewal term or immediately for cause. Client contracts acquired in acquisitions may be terminable with shorter notice, or under different terms, than under the Company's standard PEO services agreements. A significant number of terminations could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

RISK OF LOSS OF QUALIFIED STATUS FOR CERTAIN TAX PURPOSES

         The Internal Revenue Service (the "IRS") has established an Employee Leasing Market Segment Group (the "Market Segment Group") for the purpose of identifying specific compliance issues prevalent in certain segments of the PEO industry. Approximately 70 PEOs, not including Vincam, have been randomly selected by the IRS for audit pursuant to this program. One issue that has arisen in the course of these audits is whether PEOs, such as the Company, are the employers of worksite employees under Code provisions applicable to employee benefit plans and consequently able to offer to worksite employees benefit plans that qualify for favorable tax treatment. The Market Segment Group is also examining whether client company owners are employees of PEOs under Code provisions applicable to employee benefit plans. The Company understands that these issues have been referred to the IRS National Office. In addition, the Company understands that the IRS Houston District has, with respect to one of the Company's competitors, requested technical advice from the IRS National Office as to whether participation in a PEO's 401(k) plan by worksite employees violates the exclusive benefit rule under the Code because such worksite employees are not employees of the PEO. The Company further understands that the IRS Houston District's request for technical advice expressed its conclusion that the 401(k) plan of such PEO should be disqualified because, among other things, it covers worksite employees who are not considered by the IRS Houston District Office to be employees of such PEO for purposes of the Code. The Company is unable to predict the timing or nature of the findings of the Market Segment Group.

         If the IRS concludes that PEOs are not employers of worksite employees for purposes of the Code, the tax qualified status of the Company's 401(k) plan could be revoked and its cafeteria plan may lose its favorable tax status. Worksite employees could not continue to participate in such plans or in certain other employee benefit plans of the Company. In addition, the Company may no longer be able to assume the client company's federal employment tax withholding obligations. If such a conclusion were applied retroactively, employees' vested account balances would become taxable immediately, the Company would lose its tax deduction to the extent contributions were not vested, the plan trust would become a taxable trust and penalties and additional taxes for prior periods could be assessed. In such a scenario, the Company would face the risk of client dissatisfaction as well as potential litigation, and its financial condition, results of operations and liquidity could be materially adversely affected. While Vincam believes that a retroactive disqualification is unlikely, there can be no assurance as to the ultimate resolution of these issues. In addition, if the Company is required to report and pay employment taxes for the separate accounts of its clients rather than for its own account as a single employer, the Company would incur increased administrative burdens.

RISK OF MULTIPLE-EMPLOYER PLAN TREATMENT

         The U.S. Department of Labor has issued a few advisory opinions in December 1995 to PEOs advising such PEOs that their respective health plans, which covered worksite employees, were multiple-employer plans, rather than single employer plans. The Company believes it is a co-employer of worksite employees and, as such, views its group health plan, which also covers worksite employees, to be a single employer plan. If these Department of Labor opinions were applied to the Company's health plan, or to the Company's other employee benefit plans, the

Department of Labor could assess penalties against the Company for having incorrectly filed annual reports treating such plan(s) as a single employer plan. The Department of Labor could also assess penalties against the Company's clients for failure to file annual reports. In such a scenario, the Company would face the risk of client dissatisfaction as well as potential litigation, and its financial condition, results of operations and liquidity could be materially adversely affected.

LIABILITIES FOR CLIENT AND EMPLOYEE ACTIONS

         A number of legal issues remain unresolved with respect to the co-employment arrangements among PEOs, their clients and worksite employees, including questions concerning the ultimate liability for violations of employment and discrimination laws. The Company's standard client service agreement establishes a contractual division of responsibilities between the Company and each client for various human resource matters, including compliance with and liability under various governmental regulations. However, as a result of the Company's status as a co-employer, the Company may be subject to liability for violations of these or other laws despite these contractual provisions and even if it does not participate in such violations. Although such client service agreements generally provide that the client is to indemnify the Company for any liability attributable to the client's failure to comply with its contractual obligations and the requirements imposed by law, the Company may not be able to collect on such a contractual indemnification claim and thus may be responsible for satisfying such liabilities. In addition, worksite employees may be deemed to be agents of the Company, subjecting the Company to liability for the actions of such worksite employees.

POTENTIAL LEGAL LIABILITY


         The management and administration of the delivery of health care and other services entail inherent risks of liability. The Company may, from time to time, in the ordinary course of its business, be subject to various claims, suits and complaints relating to the provision of medical care, including those related to denial of benefits to worksite employees and negligence in credentialing of providers. In addition, as an employer, the Company may also be subject to a wide variety of employment-related claims such as claims for injuries, wrongful deaths, discrimination, wage and hours violations and other matters. More specifically, the Company's financial condition and results of operations are subject to several contingencies including the conclusions that may be reached by the IRS Market Segment Group and the resolutions of certain pending legal proceedings, each of which may have a material adverse effect on the Company's operations or financial condition. For more information regarding such pending legal proceedings, reference should be made to the Company's disclosures contained in Note 6 of the Notes to Consolidated Financial Statements in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, which Quarterly Report on Form 10-Q is incorporated by reference into this Prospectus.



RISK OF INADEQUATE INSURANCE

         Although the Company carries professional and general liability insurance, there can be no assurance that any such insurance carried by the Company or its providers will be sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints or that sufficient insurance will be available to the Company or such providers in the future on satisfactory terms, if at all. If the insurance carried by the Company or its providers is not sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints, the Company's business, financial condition, results of operations and liquidity could be materially adversely affected.

COMPETITION

         The PEO industry is highly fragmented, with approximately 2,500 PEOs in operation in 1996, according to the National Association of Professional Employer Organizations. The Company encounters competition from other PEOs and from single-service and "fee for service" companies such as payroll processing firms, insurance companies and human resource consultants. Many of these companies have limited operations and fewer than 1,000 worksite employees, but there are several industry participants which are comparable in size to the Company. The Company also competes directly with independent local and national entities that offer managed behavioral health or workers' compensation services as well as with insurance carriers and other provider groups that have managed care capabilities. In addition, the Company may encounter substantial competition from new market entrants. Some of the Company's current and future competitors may be significantly larger, have greater name recognition and have greater financial, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete effectively against such competitors in the future.

LOSS OF BENEFIT PLANS

         The maintenance of health and workers' compensation insurance plans that cover worksite employees is a significant part of the Company's business. The Company's current health and workers' compensation contracts are provided on terms that the Company believes to be favorable. While the Company believes that replacement contracts could be secured on competitive terms without causing significant disruption to the Company's business, there can be no assurance in this regard.

CONCENTRATION OF COMMON STOCK OWNERSHIP


         As of December 31, 1997, the executive officers, directors and principal shareholders of the Company beneficially owned an aggregate of approximately 5,471,095 of the outstanding shares of Common Stock of the Company, constituting approximately 35% of the outstanding shares of Common Stock of the Company. Accordingly, such persons will be in a position to influence significantly the Company's affairs and operations, including the election of directors.

POTENTIAL VOLATILITY OF STOCK PRICE

         The market price of the Company's Common Stock could be highly volatile, fluctuating in response to factors such as changes in the economy or the financial markets, variations in the Company's operating results, failure to achieve earnings consistent with analysts' estimates, announcements of new services or market expansions by the Company or its competitors, and developments relating to regulatory or other issues affecting the PEO or managed care industries. In addition, the Nasdaq National Market generally has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of the Company's Common Stock without regard to the Company's operating performance.

SHARES ELIGIBLE FOR FUTURE SALE


         Sales of substantial amounts of the Common Stock in the public market could have an adverse effect on prevailing market prices of the Common Stock and adversely affect the Company's ability to raise capital in the capital markets at a time and on terms favorable to the Company. After this offering, approximately 8,726,300 shares will be freely tradeable without restriction, while approximately 5,093,030 additional shares of the Company's Common Stock will be eligible for sale pursuant to Rule 144 under the 1933 Act, subject to certain volume and other limitations. In addition, certain holders of Common Stock will have registration rights for an aggregate of up to approximately 6,723,450 shares of Common Stock.

ANTI-TAKEOVER EFFECT

         Certain Florida legislation applicable to the Company may deter or frustrate takeovers of the Company. Certain provisions of the Articles of Incorporation and Bylaws of the Company may also deter takeovers of the Company. In addition, the Company is authorized to issue 20,000,000 shares of preferred stock in one or more series, having terms fixed by the Board of Directors without shareholder vote, including voting, dividend or liquidation rights that could be greater than or senior to the rights of holders of Common Stock. Issuance of these shares could also be used as an anti-takeover device. The Company has no current intentions or plans to issue any such preferred stock.

POSSIBLE LACK OF FINANCIAL RESOURCES OF SELLING SHAREHOLDERS

          The Selling Shareholders may be deemed to be underwriters pursuant to the 1933 Act, and in that regard may become liable to the purchasers of the Offered Shares pursuant to the terms of the 1933 Act if certain provisions of the 1933 Act are not complied with by them. There can be no assurance that any of the Selling Shareholders has the financial resources to discharge any such liability.

                      STATEMENT REGARDING YEAR 2000 ISSUES


         The Company has begun the process of identifying, evaluating and implementing changes to computer programs necessary to address the year 2000 issue. This issue affects computer systems that have time-sensitive programs (such as payroll processing programs) that may not properly recognize the year 2000. This could result in major system failures or miscalculations. The Company has initiated activities to identify the actions necessary and, where identified, has begun to implement these actions to provide uninterrupted, normal operations of critical business systems before, during and after the Year 2000. If necessary modifications and conversions are not completed in a timely manner, the year 2000 issue may have a material adverse effect on the operations of the Company. The total cost associated with the required modifications and conversions is not known at this time, however, it is not expected to be material to the Company's financial position and is being expensed as incurred.
                                       10

                              SELLING SHAREHOLDERS

         All of the Offered Shares are being sold by the Selling Shareholders named below, consisting of the SAI Selling Shareholders, the SNI Selling Shareholders and the Principal Selling Shareholders, as specified below. The Company will not receive any proceeds from the sale of the Offered Shares.

         An aggregate of 781,973 of the Offered Shares were acquired by the SAI Selling Shareholders and SNI Selling Shareholders from the Company in connection with the SAI Acquisition and the SNI Acquisition, as defined on page 1 hereof, respectively. Such acquisitions were exempt from the registration provisions of the 1933 Act. An aggregate of 780,000 and 1,800,000 shares of Common Stock were issued in connection with the SAI Acquisition and the SNI Acquisition, respectively. The shares of Common Stock offered by Carlos A. Saladrigas and Jose M. Sanchez were acquired by them upon formation of the Company. The shares of Common Stock offered by the Saladrigas Family Limited Partnership were acquired in connection with certain estate planning transactions by Carlos A. Saladrigas.


         To the best of the Company's knowledge, the following table sets forth certain information with respect to the SAI Selling Shareholders, the SNI Selling Shareholders and the Principal Selling Shareholders as of March 1, 1998. All share numbers in the table have been adjusted to reflect the three-for-two stock split effected by way of a stock dividend, which was declared by the Company on November 6, 1997 and paid on December 10, 1997 to stockholders of record on November 21, 1997. The Company believes that, except as reflected in the notes thereto, all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.




                                    SHARES BENEFICIALLY                                     SHARES BENEFICIALLY
                                 OWNED PRIOR TO OFFERING        NUMBER OF SHARES          OWNED AFTER OFFERING
SAI SELLING SHAREHOLDERS(1)      NUMBER             PERCENT        BEING OFFERED         NUMBER            PERCENT
---------------------------      ------             -------     ----------------         ------            -------
Michael C. Koltak                122,000                *            87,487               34,513                  *
Robert J. Quinette               262,500              1.7%           87,487              175,013                1.1%
Kris A. Smith                     21,000                *             6,999               14,001                  *


*Less than one percent.


SNI SELLING SHAREHOLDERS(2)
---------------------------
Michael J. Gatsas                900,000              5.8%          300,000              600,000                3.8%
Theodore L. Gatsas               900,000              5.8%          300,000              600,000                3.8%




PRINCIPAL SELLING SHAREHOLDERS(3)
---------------------------------
Carlos A. Saladrigas           2,631,403(4)          16.9%          150,000            2,381,403(5)            15.3%
Saladrigas Family Limited
  Partnership                  1,437,075              9.2%          100,000            1,337,075                8.6%
Jose M. Sanchez                2,653,503             17.0%          250,000            2,403,503               15.4%

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(1) A total of 223,527 of the shares of Common Stock which will be owned by the
SAI Selling Shareholders after the completion of this offering will be subject to future registration by the Company pursuant to certain registration rights granted to the SAI Selling Shareholders by the Company in connection with the SAI Acquisition.


None of the SAI Selling Shareholders had any material relationship with Vincam prior to the SAI Acquisition, which was completed on January 7, 1997. Michael C. Koltak and Robert J. Quinette entered into employment agreements with Vincam in connection with the SAI Acquisition, and Robert J. Quinette currently holds the office of Area President -- Rocky Mountain, of Vincam Human Resources, Inc., a wholly owned subsidiary of Vincam. Kris Smith is a party to an employment agreement with a wholly owned subsidiary of Vincam.

(2) A total of 1,200,000 of the shares of Common Stock which will be owned by the SNI Selling Shareholders after the completion of this offering will be subject to future registration by the Company pursuant to certain registration rights granted to the SNI Selling Shareholders by the Company in connection with the SNI Acquisition.

Neither of the SNI Selling Shareholders had any material relationship with Vincam prior to the SNI Acquisition, which was completed on December 1, 1997 Michael J. Gatsas and Theodore L. Gatsas are both employed by Vincam/Staffing Network, Inc., a wholly owned subsidiary of the Company.

(3) A total of 4,784,906 of the shares of Common Stock which will be owned by the Principal Selling Shareholders after the completion of this offering will be subject to future registration by the Company pursuant to certain registration rights previously granted to the Principal Selling Shareholders by the Company.

Carlos A. Saladrigas is a principal shareholder and Chairman of the Board and Chief Executive Officer of the Company. Jose M. Sanchez is a principal shareholder and Vice Chairman of the Board and President -- South Florida Area of the Company.


(4) These shares include 1,437,075 shares held of record by the Saladrigas Family Limited Partnership (the "Limited Partnership"), a Florida limited partnership. Carlos A. Saladrigas and his spouse, Olga M. Saladrigas, each own 50% of the voting securities of Saladrigas Heritage Investment, Inc. ("Heritage Investments"), a Florida corporation. Heritage Investments is the general partner of the Limited Partnership. As equal shareholders of the corporation that has sole voting and dispositive power over the shares of the Company held by the Limited Partnership, Mr. and Mrs. Saladrigas are deemed to share voting and dispositive power over all such shares.

(5) These shares include 1,337,075 which will be held of record by the Limited Partnership after the offering.


                              PLAN OF DISTRIBUTION

         The Offered Shares are being sold by the Selling Shareholders named herein. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Offered Shares.

         The Company has been advised by each Selling Shareholder that such Selling Shareholder expects to offer the Offered Shares to or through brokers and dealers and underwriters to be selected by the Selling Shareholder from time to time. In addition, the Offered Shares may be offered for sale through the Nasdaq Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Shareholders may pledge all or a portion of the Offered Shares owned as collateral for margin accounts or in loan transactions, and the Offered Shares may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Shareholders, the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholders under this Prospectus. The Selling Shareholders also may enter into exchange traded listed option transactions which require the delivery of the Offered Shares listed hereunder. The Selling Shareholders may also transfer Offered Shares owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholders under this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. Without limiting the foregoing, brokers may act as dealers by purchasing any or all of the Offered Shares either as agents for others or as principals for their own accounts and reselling such shares pursuant to this Prospectus. Such brokers will receive compensation from the Selling Shareholders in the form of commissions or discounts and may receive compensation from purchasers of the Offered Shares for whom they may act as agent or to whom they may sell as principal in the form of commissions or discounts. Finally, the Selling Shareholders and any brokers and dealers through whom sales of the Offered Shares are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. See "Risk Factors -- Possible Lack of Financial Resources of Selling Shareholders." The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the 1933 Act.

         There can be no assurances that the Selling Shareholders will sell any or all of the Offered Shares.

                                  LEGAL MATTERS

         Steel Hector & Davis LLP, Miami, Florida, has rendered an opinion as to the validity of the Offered Shares.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) its Current Report on Form 8-K dated May 8, 1997, (iii) its Current Report on Form 8-K dated November 5, 1997 and (iv) its Amendment No. 1 to the Current Report on Form 8-K dated December 1, 1997 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Staff Administrators, Inc. for the three year period ended December 31, 1996 incorporated in this Prospectus by reference to Amendment No. 1 to the Company's Current Report on Form 8-K dated January 7, 1997 have been so incorporated in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Amstaff, Inc. for the three year period ended December 31, 1996 incorporated in this Prospectus by reference to Amendments Nos. 2 and 3 to the Company's Current Report on Form 8-K dated June 30, 1997 have been so incorporated in reliance on the report of Plante & Moran, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Staffing Network, Inc. at December 31, 1996 and 1995, and for the years then ended, incorporated in this Prospectus by reference to the Company's Amendment No. 1 to the Current Report on Form 8-K dated December 1, 1997, have been audited by Ernst & Young LLP as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The financial statements of Staffing Network, Inc. for the year ended December 31, 1994 incorporated in this Prospectus by reference to the Company's Amendment No. 1 to the Current Report on Form 8-K dated December 1, 1997 have been so incorporated in reliance, in part, on the report of Howe, Riley & Howe Professional Corporation, given on the authority of said firm as experts in auditing and accounting.

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     NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               TABLE OF CONTENTS


                                            PAGE
                                            ----
Available Information.....................    2
Incorporation of Certain
    Documents by Reference................    2
The Company...............................    4
Cautionary Note Regarding Forward
    Looking Statements....................    4
Risk Factors..............................    5
Statement Regarding Year 2000 Issues......   10
Selling Shareholders......................   11
Plan of Distribution......................   12
Legal Matters.............................   13
Experts...................................   13


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                             THE VINCAM GROUP, INC.

                                1,281,973 SHARES

                                  COMMON STOCK

                               -------------------
                               P R O S P E C T U S
                               -------------------


                               _____________, 1998

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

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses relating to the registration of the Offered Shares will be borne by the registrant. Such expenses are estimated to be as follows:

Registration Fee-Securities and Exchange Commission......  $ 9,265
Nasdaq Listing Fee.......................................    8,353
Legal Fees and Expenses..................................   10,000
Accounting Fees and Expenses.............................   10,000
                                                           -------
Total....................................................  $37,618
                                                           =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         FLORIDA BUSINESS CORPORATION ACT. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850(2) of the FBCA provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement (not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion), actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. The FBCA further provides that such indemnification is authorized if the indemnified person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 607.0850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and
(iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

         Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (1) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         ARTICLES AND BYLAWS. Article XI of the Company's Amended and Restated Articles of Incorporation and Article VIII of the Company's Amended and Restated Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Consistent with the terms of its Articles and Bylaws, the Board of Directors of the Company has agreed to indemnify certain officers of the Company.

         INSURANCE. In addition to the foregoing, the Company maintains a director and officer liability insurance policy insuring directors and officers of the Company against certain liabilities.

ITEM 16.  EXHIBITS.

EXHIBIT
  NO.                                            DESCRIPTION
  ---                                            -----------

2.1 Agreement and Plan of Merger, dated as of December 24, 1996, by and among the Registrant, Staff Administrators, Inc. and the shareholders of Staff Administrators, Inc., including the forms of Registration Agreement, Escrow Agreement and Agreement and Plan of Merger with respect to Staff Administrators of Western Colorado, Inc., which are exhibits thereto (incorporated herein by reference to Exhibit 2 filed as part of the Registrant's Current Report on Form 8-K dated December 10, 1996 (Commission File No. 0-28148))
2.2 Agreement and Plan of Merger, dated as of October 24, 1997, by and among the Registrant, Staffing Network, Inc. and the shareholders of Staffing Network, Inc. (incorporated herein by reference to Exhibit 2 filed as part of the Registrant's Current Report on Form 8-K dated December 1, 1997 (Commission File No. 0-28148))
4.1 Form of certificate for shares of the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.1 filed as a part of Amendment No. 1 to the Company's Registration Statement on
              Form S-1, filed with the Commission on March 29, 1996 (Registration Statement File No. 333-1594))
4.2 Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 filed as part of the Registrant's Report on Form 10-Q for the quarterly period ended September 30, 1996 (Commission File No. 0-28148))
4.3 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 filed as part of the Registrant's Report on Form 10-Q for the quarterly period ended September 30, 1996 (Commission
              File No. 0-28148))

5             Opinion of counsel to the Registrant concerning the legality of the securities being offered*
23.1          Consent of Price Waterhouse LLP
23.2          Consent of Ehrhardt Keefe Steiner & Hottman PC
23.3          Consent of Plante & Moran, LLP
23.4          Consent of Ernst & Young LLP
23.5          Consent of Howe, Riley & Howe Professional Corporation
23.6          Consent of counsel to the registrant (contained in the opinion filed as Exhibit 5)
24            Power of attorney (see page II-5)*
------------
*Previously Filed



ITEM 17. UNDERTAKINGS.

         (a) The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by Section 10(a)(3) under the 1933
         Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in that form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act, as amended, that are incorporated by reference in this registration statement.

         (b) The registrant undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide public offering thereof.

         (c) The registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) The registrant undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Coral Gables, State of Florida on March 4, 1998.


                         THE VINCAM GROUP, INC.


                         By:  /S/ CARLOS A. RODRIGUEZ
                              -------------------------------------------------
                                Carlos A. Rodriguez, Chief Financial Officer




          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                 TITLE                               DATE
---------                                                 -----                               ----


/s/ *                               Chairman of the Board and                           March 4, 1998
------------------------------------         Chief Executive Officer
Carlos A. Saladrigas                         (Principal Executive Officer)

/S/ *                               Vice Chairman of the Board                          March 4, 1998
------------------------------------
Jose M. Sanchez

/S/ *                               Chief Financial Officer, Senior Vice                March 4, 1998
------------------------------------         President-Finance and Administration
Carlos A. Rodriguez                          (Principal Financial Officer)

/S/ *                               Vice President and Controller                       March 4, 1998
------------------------------------        (Principal Accounting Officer)
Martiniano J. Perez

/S/ *                               Director                                            March 4, 1998
------------------------------------
Howard E. Cox, Jr.

/S/ *                               Director                                            March 4, 1998
------------------------------------
Charles M. Hazard, Jr.

/S/ *                               Director                                            March 4, 1998
------------------------------------
John H. McArthur

*By: /s/ CARLOS A. RODRIGUEZ
-----------------------------------
        Carlos A. Rodriguez
        Attorney-in-fact


                                INDEX TO EXHIBITS

EXHIBIT
  NO.                                                        DESCRIPTION
-------                                                      -----------

23.1                       Consent of Price Waterhouse LLP
23.2                       Consent of Ehrhardt Keefe Steiner & Hottman PC
23.3                       Consent of Plante & Moran, LLP
23.4                       Consent of Ernst & Young LLP
23.5                       Consent of Howe, Riley & Howe Professional Corporation